EXHIBIT 21.1

CITIZENS FINANCIAL GROUP, INC.
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
1215 Financial Center Associates, Ltd.	OH
CFG Service Corp.	DE
Citizens Asset Finance, Inc.	NY
Citizens Bank, National Association	United States
Citizens Capital Markets, Inc.	MA
Citizens Charitable Foundation	RI
Citizens Funding Corp.	NH
Citizens Insurance Holdings, Inc.	RI
Citizens One Community Development Corporation	NY
Citizens One NMTC CDE Corp.	DE
Citizens One NMTC CDE, LLC II	DE
Citizens One NMTC CDE, LLC III	DE
Citizens One NMTC CDE, LLC IV	DE
Citizens One NMTC CDE, LLC V	DE
Citizens RI Investment Corp. IV	RI
Citizens Securities, Inc.	RI
Citizens Ventures, Incorporated	MA
Clarfeld Financial Advisors, LLC	DE
College Raptor, Inc.	DE
Connecticut Realty Investors, Inc.	CT
CSB Investment Corp.	RI
Estate Preservation Services, LLC	NY
Harvest Capital Strategies Holdings LLC	DE
Harvest Capital Strategies LLC	DE
Harvest Enterprise GP I, LLC	DE
Harvest Growth Capital Manager LLC	DE
HCAP Advisors LLC	DE
HCS Strategic Investments LLC	DE
ICX Corporation	OH
Investor Financial Group Insurance Agency, Inc.	NJ
Investors Financial Group, Inc.	NJ
Investors Financial Services, Inc.	NJ
Investors Investment Corp.	NJ
JMP Asset Management Inc.	TX
JMP Asset Management LLC	TX
JMP Capital I Managing Member LLC	DE
JMP Group Inc.	DE
JMP Group LLC	DE
JMP Holding LLC	DE
JMP Investment Holdings LLC	DE
JMP Securities LLC	DE
Marathon Realty Investors, Inc.	RI
Mass Investment Corp.	RI

EXHIBIT 21.1

CITIZENS FINANCIAL GROUP, INC.
SUBSIDIARIES

Minuteman Investments Corporation	MA
MNBNY Holdings, Inc.	NY
Montgomery Service Corporation	PA
My Way Development, LLC	NJ
New England Acceptance Corporation	NH
PA Investment Corp. I	RI
PA Investment Corp. II	RI
PA Investment Corp. V	DE
PCHC NMTC Investment Fund, LLC	DE
RBS Citizens Insurance Agency, Inc.	OH
RI Realty Trust, Inc.	MA
Servco, Inc.	OH
Thistle Group Holding Co.	PA
Willamette Management Associates, Inc.	OR